UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACM Research, Inc.
(Name of Registrant as Specified In Its Charter)

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Supplement to Proxy Statement
For 2021 Annual Meeting of Stockholders to be Held on June 2, 2021

The following information relates to the proxy statement of ACM Research, Inc. filed with the Securities and Exchange Commission on April 23, 2021, or the Proxy Statement, in connection with the 2021 Annual Meeting of Stockholders to be held via live audio webcast on June 2, 2021 at 7:00 a.m., Pacific time. All capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION
AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The information in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement. We urge you to read this Supplement, together with the Proxy Statement, carefully. The supplemental information on the following page is being provided for the purpose of stating that Proposal 2, the approval of amendments to our certificate of incorporation principally to increase the numbers of authorized shares of common stock, is a routine matter, rather than a non-routine matter as previously described in the Proxy Statement. As a result, discretionary votes by brokers will be counted with respect to Proposal 2.

Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Annual Meeting are to the Proxy Statement as supplemented by this Supplement.

The Board of Directors recommends a vote in favor of all proposals.

If you have already voted, you do not need to vote again unless you would like to change your prior vote on any proposal. If you have already properly submitted your proxy and would like to change your vote, you may revoke your proxy before it is voted at the annual meeting by:
•	submitting another properly completed proxy card with a later date;
•	granting a subsequent proxy by telephone or through the Internet;
•	sending a timely written notice that you are revoking your proxy to our Corporate Secretary at ACM Research, Inc., 42307 Osgood Road, Suite I, Fremont, California 94539; or
•	attending virtually and voting at the annual meeting (simply attending the annual meeting will not, by itself, revoke your proxy).
Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2021 at www.virtualshareholdermeeting.com/ACMR2021:
The Proxy Statement, this Supplement, the form of proxy card and our 2020 Annual Report to Stockholders are available in the “Investors” section of our website at www.acmrcsh.com and with our current proxy materials at www.proxyvote.com.

Supplemental information

Questions and Answers About the Annual Meeting

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:
If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.” An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, the organization’s authority to vote your shares will, depend upon whether the proposal is considered a “routine” or a non-routine matter.

•
The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matters expected to be voted on at the Annual Meeting are the amendment to our certificate of incorporation to increase the numbers of shares of common stock (Proposal 2) and the ratification of the appointment of our independent auditor for 2021 (Proposal 3).

•
The organization generally may not vote on non-routine matters, which consist of Proposals 1 and 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the four proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	What happens if I do not give specific voting instructions?

A:
If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the board on each of the proposals presented in this Proxy Statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other organization that is the stockholder of record of your shares, the organization generally may vote on routine, but not non-routine, matters. The only routine matters expected to be voted on at the Annual Meeting are the amendments to our certificate of incorporation to increase the numbers of authorized shares of common stock (Proposal 2) and the ratification of the appointment of our independent auditor for 2021 (Proposal 3). If the organization does not receive instructions from you on how to vote your shares on either or both of the election of directors (Proposal 1) or the advisory vote on 2020 executive compensation (Proposal 4), your shares will be subject to a broker non-vote and no vote will be cast on that proposal or proposals. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Vote Required for Election or Approval

Amendment to Certificate of Incorporation

The amendment to our certificate of incorporation to effect an increase in the authorized number of shares of common stock must be approved by the affirmative vote of the stockholders representing a majority of the voting power of the outstanding capital stock, voting together as a single class on an as-converted basis. Abstentions will count as votes against this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.